Exhibit 99.1

For Immediate Release:

ModusLink Adopts Tax Benefit Preservation Plan

WALTHAM, Mass., October 18, 2011 – ModusLink Global Solutions™, Inc. (NASDAQ: MLNK) announced today that its Board of Directors has adopted a tax benefit preservation plan to help preserve the value of its net operating losses and other deferred tax benefits. As of October 18, 2011, ModusLink had cumulative net operating loss carryforwards of approximately $2.0 billion, which can be utilized in certain circumstances to offset future U.S. taxable income.

The tax benefit preservation plan is intended to protect ModusLink’s tax benefits and to allow all of ModusLink’s stockholders to realize the long-term value of their investment in ModusLink. ModusLink’s ability to use these tax benefits would be substantially limited if it were to experience an “ownership change” as defined under Section 382 of the Internal Revenue Code. In general, an ownership change would occur if stockholders that own (or are deemed to own) at least 5 percent or more of ModusLink’s outstanding common stock increased their cumulative ownership in ModusLink by more than 50 percentage points over their lowest ownership percentage within a rolling three-year period. The tax benefit preservation plan reduces the likelihood that changes in ModusLink’s investor base would limit ModusLink’s future use of its tax benefits, which would significantly impair the value of the benefits to all stockholders. The Company believes that no ownership change as defined in Section 382 has occurred as of the date of this press release.

The Board of Directors adopted the tax benefit preservation plan after considering, among other matters, the estimated value of the tax benefits, the potential for diminution upon an ownership change, and the risk of an ownership change occurring, including the recently disclosed accumulations of ModusLink stock. The Company also took into account the input of institutional stockholders, who expressed concern over the risks to these tax assets. ModusLink intends to submit the plan to stockholders for approval at its upcoming annual meeting.

“The tax benefit preservation plan we are putting in place is similar to plans adopted by many other companies like ModusLink that have valuable tax assets,” said Joseph C. Lawler, chairman, president and chief executive officer. “Our tax benefits represent a significant corporate asset that may deliver substantial benefits to our stockholders. We believe that the plan is in the best interests of ModusLink’s stockholders as it will protect against the possibility of the Company losing substantial value through limitations on our ability to utilize ModusLink’s net operating loss carryforwards.”

As part of the plan, ModusLink’s Board of Directors declared a dividend of one preferred stock purchase right, referred to as “rights”, for each outstanding share of ModusLink’s common stock. The dividend will be payable to holders of record as of the close of business on October 28, 2011. Any shares of ModusLink’s common stock issued after the record date will be issued together with the rights.

The rights will be exercisable if a person or group, without the approval of ModusLink’s board, acquires 4.99% or more of ModusLink’s common stock. The rights also will be exercisable if a person or group that already owns 4.99% or more of ModusLink’s common stock, without board approval, acquires additional shares (other than as a result of a dividend or a stock split). ModusLink’s existing stockholders that beneficially own in excess of 4.99% of the common stock will be “grandfathered in” at their current ownership level. If the rights become exercisable, all holders of rights, other than the person or group triggering the rights, will be entitled to purchase ModusLink’s common stock at a 50% discount. Rights held by the person or group triggering the rights will become void and will not be exercisable.

Beneficial ownership of shares is calculated under the plan in accordance with applicable SEC rules and the rules under Section 382 of the Internal Revenue Code. The calculations are complex and stockholders should contact ModusLink if they have any questions regarding their ownership, the 4.99% trigger amount or any other matters related to the plan.

The plan establishes procedures by which stockholders may submit requests to the board for exemption of certain acquisitions of ModusLink’s common stock. The board may grant a waiver if it determines that doing so would not limit or impair the availability of the tax benefits or is otherwise in the best interests of ModusLink.

The rights will expire on October 17, 2014. However, the rights will expire sooner if (i) the board determines that the tax plan is no longer needed to preserve the tax benefits because of legislative changes, (ii) the board determines that the tax benefits have been fully used or are no longer available under Section 382 or that an ownership change would not materially impair or limit the tax benefits or (iii) the stockholders do not approve the plan when submitted for stockholder approval. The plan was not adopted as an anti-takeover measure.

The distribution of the rights is not taxable to stockholders. The rights will trade with ModusLink’s common stock and ModusLink’s board may terminate the plan or redeem the rights prior to the time the rights are triggered. Further details about the plan will be contained in a Form 8-K to be filed with the Securities and Exchange Commission by ModusLink.

About ModusLink

ModusLink Global Solutions, Inc. designs and executes global value chain strategies to solve clients’ cost, time-to-market, customer satisfaction and revenue objectives. Our supply chain, aftermarket, e-Business and entitlement management solutions support the end-to-end product lifecycles of the world’s leading technology and consumer goods companies. ModusLink has more than 25 years of experience executing complex supply chain processes such as sourcing, configuration and fulfillment. We can manage these critical functions seamlessly with a client’s global e-Business initiative or an integrated aftermarket program, including alternative channel recovery for at-risk inventory. Backed by a footprint of more than 25 solution centers in 14 countries, ModusLink clients can react quickly to shifting market dynamics impacting value chain performance and revenues. For more information about ModusLink’s flexible, scalable and sustainable solutions, visit www.moduslink.com or www.valueunchained.com, the blog for value chain professionals.

Forward-Looking Statements

This news release contains forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainty. These forward-looking statements include statements as to the potential benefits of the Company’s net operating loss carryforwards to the Company and its stockholders and the Company’s ability to realize value from such tax attributes. There can be no assurance that the Company will be able to utilize these tax attributes at any time in the future. Economic, business, market, regulatory, technology and other factors could cause our actual future results to differ materially from those expressed in our forward-looking statements. More information about these factors is contained in our filings with the Securities and Exchange Commission, including our annual report on Form 10-K and quarterly reports on Form 10-Q, which are available on our website www.moduslink.com. We do not undertake to update our forward-looking statements except as required by law.

Important Additional Information

ModusLink, its directors and certain of its executive officers and employees are participants in a solicitation of proxies in connection with its 2011 annual meeting of stockholders. Important information concerning the identity and interests of these persons will be available in ModusLink’s proxy statement that will be filed on a Schedule 14A with the Securities and Exchange Commission (the “SEC”). Information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with ModusLink’s 2011 Annual Meeting. This information can also be found in ModusLink’s proxy statement filed in connection with its 2010 Annual Meeting, filed with the SEC on October 26, 2010. To the extent holdings of ModusLink securities have changed since the amounts printed in the proxy statement for the 2010 Annual Meeting, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

ModusLink’s proxy statement, any other relevant documents and other materials filed with the SEC concerning ModusLink will be, when filed, available free of charge at http://www.sec.gov and http://www.ir.moduslink.com. Stockholders should carefully read the proxy statement and the accompanying WHITE proxy card when they become available before making any voting decision.

Contact:

Robert Joyce, 781-663-5120

Director, Investor Relations

ir@moduslink.com